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                                                                     Exhibit 8.1

                        [KIRKLAND & ELLIS LLP LETTERHEAD]

                                January 20, 2004

Dura Operating Corp.
and the Guarantors set forth below
4508 IDS Center
Minneapolis, MN, 55402

            Re: Registration Statement on Form S-4 (Registration No. 333-______)

Ladies and Gentlemen:

         We are issuing this opinion letter in our capacity as special legal counsel to Dura Operating Corp., a Delaware corporation (the "Issuer"), and Dura Automotive Systems, Inc., a Delaware corporation ("Parent"), Adwest Electronics, Inc., a Delaware corporation ("Adwest"), Atwood Automotive Inc., a Michigan corporation ("Atwood Automotive"), Atwood Mobile Products, Inc., an Illinois corporation ("Atwood Mobile"), Creation Group, Inc., an Indiana corporation ("Creation Group"), Creation Group Holdings, Inc., an Indiana corporation ("Creation Group Holdings"), Dura Automotive Systems Cable Operations, Inc., a Delaware corporation ("Dura Cable"), Dura Automotive Systems of Indiana, Inc., an Indiana corporation ("Dura Indiana"), Dura G.P., a Delaware general partnership ("Dura GP"), Mark I Molded Plastics of Tennessee, Inc., a Tennessee corporation ("Mark I"), and Universal Tool & Stamping Company Inc., an Indiana corporation ("Universal Tool"). Parent, Adwest, Atwood Automotive, Atwood Mobile, Creation Group, Creation Group Holdings, Dura Cable, Dura Indiana, Dura GP, Mark I and Universal Tool are collectively referred to in this opinion letter as the "Guarantors" and, together with the Issuer, as the "Registrants."

         This opinion letter is being delivered in connection with the proposed registration by the Issuer of $50,000,000 in aggregate principal amount of the Issuer's 8 5/8% Senior Notes due 2012, Series B (the "Exchange Notes") pursuant to a Registration Statement on Form S-4 (Registration No. 333- ) originally filed with the Securities and Exchange Commission (the "Commission") on January 20, 2004, under the Securities Act of 1933, as amended (the "Act") (such Registration Statement, as amended or supplemented, is hereinafter referred to as the "Registration Statement").

         You have requested our opinion as to certain United States federal income tax consequences of participating in the exchange offer for Exchange Notes described in the Registration Statement. Our opinion, under the law in effect on the date hereof, is set forth in the statements made in the Registration Statement under the caption "Certain U.S. federal tax consequences
- U.S. Holders - The exchange offer."

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         The opinion set forth therein is based on the applicable provisions of the Internal Revenue Code of 1986, as amended; the Treasury Regulations promulgated or proposed thereunder; current positions of the Internal Revenue Service (the "IRS") contained in published revenue rulings, revenue procedures and announcements; existing judicial decisions; and other applicable authorities, all of which are subject to change, possibly with retroactive effect.

         Unlike a ruling from the IRS, opinions of counsel are not binding on the IRS. Hence, no assurance can be given that the opinion stated in the Registration Statement will not be successfully challenged by the IRS or rejected by a court. We express no opinion concerning any Federal income tax matter other than those discussed in the Registration Statement under the caption "Certain U.S. federal tax consequences - U.S. Holders - The exchange offer."

         We hereby consent to the filing of this opinion with the commission as
Exhibit 8.1 to the Registration Statement. We also consent to the reference to our firm under the heading "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

                                                         Sincerely,

                                                        /s/ Kirkland & Ellis

                                                         Kirkland & Ellis

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